UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): January 27, 2015

SYNERGY RESOURCES CORPORATION

(Exact name of Registrant as specified in its charter)

Colorado	001-35245	20-2835920
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

20203 Highway 60

Platteville, Colorado 80651

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (970) 737-1073

N/A

(Former name or former address if changed since last report)

Check appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 27, 2015, Synergy Resources Corporation (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”) with Seaport Global Securities LLC, as representative of the several underwriters named therein (the “Underwriters”), for the public offering of 16,186,046 shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”), at a price of $10.75 per share ($10.26625 per share, net of underwriting discounts and commissions). The Company granted the Underwriters a 30-day option to purchase up to an additional 2,427,906 shares of Common Stock to cover over-allotments. After deducting underwriting discounts and commissions and estimated offering expenses, the Company expects to realize net proceeds of approximately $165.8 million (or approximately $190.7 million if the underwriters exercise in full their option to purchase additional shares of Common Stock). The Company intends to use the net proceeds from the offering, along with cash on hand, to fund additional asset acquisitions in the Wattenberg Field which may become available from time to time, to pay down outstanding indebtedness under its revolving credit facility and for corporate purposes, including working capital. As a result of the completion of this offering, the borrowing base under the Company’s revolving credit facility will be reduced to $200 million and will be subject to a redetermination as of February 28, 2015, which redetermination would take effect in June of this year.

The shares of Common Stock are registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to the Company’s shelf registration statement on Form S-3 (Registration No. 333-186726), and the offering was made pursuant to a prospectus dated April 23, 2013, as supplemented by a prospectus supplement dated January 27, 2015, which was filed with the Securities and Exchange Commission pursuant to Rule 424(b) of the Securities Act. The closing of the offering is scheduled for February 2, 2015. The legal opinion relating to the Common Stock is included as Exhibit 5.1 hereto.

Pursuant to the Underwriting Agreement, the Company has agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act.

The foregoing description of the Underwriting Agreement is not complete and is qualified by reference to the complete document, which is filed as Exhibit 1.1 to this Form 8-K, and is incorporated herein by reference.

Item 7.01.	Regulation FD Disclosure

On January 28, 2015, the Company issued a press release announcing that it had priced the offering of the Common Stock contemplated by the Underwriting Agreement. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in the attached Exhibit 99.1 is deemed to be “furnished” and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.

Item 9.01.	Financial Statements and Exhibits

1.1	Underwriting Agreement dated January 27, 2015 between Synergy Resources Corporation and Seaport Global Securities LLC, as representative of the several underwriters.

5.1	Opinion of Hart & Hart, LLC

23.1	Consent of Hart & Hart, LLC

99.1	Press Release dated January 28, 2015, announcing the pricing of public offering of common stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 27, 2015

SYNERGY RESOURCES CORPORATION

By:	/s/ Frank L. Jennings
Frank L. Jennings, Principal Financial and Accounting Officer

4